Exhibit 99.1

SUNEDISON ANNOUNCES PRICING AND UPSIZING

OF ITS CONVERTIBLE SENIOR NOTE OFFERING

ST. PETERS, Mo., December 13, 2013 – SunEdison, Inc. (the “Company”) (NYSE: SUNE), announced today the pricing of its offering of $500 million aggregate principal amount of 2.00% convertible senior notes due 2018 (the “2018 notes”) and $500 million aggregate principal amount of 2.75% convertible senior notes due 2021 (the “2021 notes” and, together with the 2018 notes, the “notes”) in a private placement. The offering was upsized from the previously announced $400 million aggregate principal amount of 2018 notes and $400 million aggregate principal amount of 2021 notes. The notes will be offered by the initial purchasers only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on December 20, 2013, subject to customary closing conditions. The Company has also granted the initial purchasers a 30-day option to purchase an additional $100 million aggregate principal amount of each series of notes on the same terms and conditions.

Interest and Conversion Details

The 2018 notes will bear interest at a rate of 2.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, or, if any such day is not a business day, the immediately following business day, beginning on April 1, 2014. The 2021 notes will bear interest at a rate of 2.75% per year, payable semiannually in arrears on January 1 and July 1 of each year, or, if any such day is not a business day, the immediately following business day, beginning on July 1, 2014. The 2018 notes and the 2021 notes will mature on October 1, 2018 and January 1, 2021, respectively, unless earlier converted or purchased. The notes will be senior unsecured obligations of the Company. The notes will be convertible, subject to certain conditions, into cash, or, subject to certain shareholder approval requirements, shares of common stock of the Company, or a combination of cash and shares of common stock, at the Company’s option. The initial conversion rate for the notes will be 68.3796 shares of common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $14.62 per share, representing a conversion premium of approximately 27.5% above the closing price of the Company’s shares of common stock of $11.47 per share on December 12, 2013.

Net Proceeds and Their Intended Use

The Company estimates that the net proceeds from this offering will be approximately $974.2 million, after deducting the initial purchasers’ discount and estimated offering expenses (or approximately $1,169.2 million if the initial purchasers exercise their option to purchase additional notes in full), and the cost of the initial convertible note hedge transactions, described below (taking into account the proceeds received by the Company from entering into the warrant transactions, described below) is approximately $58.9 million. If the initial purchasers exercise their option to purchase additional notes, the Company may use additional net proceeds from this offering to enter into additional convertible note hedge and warrant transactions.

The Company intends to use the proceeds of the offering, together with proceeds from the warrant transactions described below to: (1) redeem all $550 million outstanding aggregate principal amount of its 7.75% senior notes due 2019, as well as to pay fees, expenses and redemption premium related thereto; (2) repay all amounts borrowed under its $200 million second lien term loan with a current interest rate of 10.75%, as well as to pay fees, expenses and prepayment premium related thereto; (3) fund the cost of convertible note hedge transactions described below and (4) for general corporate purposes.

Privately Negotiated Convertible Hedge and Warrant Transactions

The Company has entered into convertible note hedge transactions with multiple counterparties, including the initial purchasers and/or their affiliates (the “hedge counterparties”) and in connection therewith, the Company has entered into separate privately negotiated warrant transactions with the hedge counterparties. The strike price of the convertible note hedge transactions is initially equal the conversion price of the notes. The strike price of the warrant transactions related to the 2018 notes will initially be approximately $18.35 per share, which is approximately 60% above the closing sale price of the Company’s common stock on December 12, 2013. The strike price of the warrant transactions related to the 2021 notes will initially be approximately $18.93 per share, which is approximately 65% above the closing sale price of the Company’s common stock on December 12, 2013.

These convertible note hedge transactions are expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the notes or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes; however, the warrant transactions could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the strike price of the warrants.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the hedge counterparties and/or their affiliates may modify their hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes.

General Conditions

Prior to July 1, 2018, in the case of the 2018 notes, and October 1, 2020, in the case of the 2021 notes, the notes will be convertible only upon the occurrence of certain events and periods, and thereafter, the notes will be convertible at any time prior to the second scheduled trading day prior to the applicable maturity date. The holders of the notes will have the ability to require the Company to repurchase all or a portion of their notes for cash in the event of certain fundamental changes. In such a case, the repurchase price will be 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest. In addition, upon certain make-whole adjustment events occurring prior to the maturity date of the notes, the Company will increase the conversion rate for holders of the notes who convert their notes in connection with that make-whole adjustment event.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including any notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SunEdison

SunEdison is a global leader in semiconductor and solar technology. SunEdison’s semiconductor business has been a pioneer in the design and development of silicon wafer technologies for over 50 years. With R&D and manufacturing facilities in the U.S., Europe and Asia, SunEdison enables the next generation of high performance semiconductor devices. SunEdison’s solar business develops, finances, installs and operates distributed power plants, delivering fully managed, predictably priced solar energy services for its commercial, government and utility customers. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.”

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the expected closing date of the offering of the convertible senior notes and the expected use of the net proceeds. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. SunEdison expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contacts:

Media:

Bill Michalek

Director, Corporate Communications

(636) 474-5443

Investors/Analysts:

Chris Chaney

Director, Investor Relations

(636) 474-5226